  EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

SolarWindow to Broaden Market Reach with Expanded Product Line for Generating Electricity on Glass

Latest SolarWindow™ products to turn existing commercial glass on tall towers into electricity generating windows -- no replacement required.

Columbia, MD – September 23, 2015 –SolarWindow Technologies, Inc. (OTCQB: WNDW), a leading developer of first-of-their-kind transparent electricity-generating coatings, today announced that the company’s latest products will be engineered as transparent, tinted, flexible veneers that installers can apply directly over top of existing windows on tall towers and skyscrapers. This expanded product line broadens the company’s market reach beyond new and replacement installations, to include windows currently installed on the estimated five million commercial buildings constructed in the U.S. alone.

Today’s product expansion announcement follows the successful unveiling of SolarWindow™ working prototypes for new construction and replacement windows, only weeks earlier. These latest retrofit systems will be developed in addition to the SolarWindow™ products already under commercialization.

“Our latest goal is to augment installation of SolarWindow™ products in the new construction market with retrofits for existing buildings,” said John A. Conklin, President and CEO of SolarWindow Technologies, Inc. “Since commercial buildings account for 35% of all electricity consumed, this market opportunity is especially significant for all of our stakeholders. We want to constantly push the boundaries with our liquid, electricity-generating coatings.”

SolarWindow™ achieves the industry’s fastest published financial payback of less than one year as validated by a team of independent engineers and at the University of North Carolina Charlotte Energy Production and Infrastructure Center (UNCC-EPIC).

Engineers envision installing SolarWindow™ products on all four sides of tall towers, generating electricity using natural, shaded, and even artificial light. Conventional solar does not work in shaded areas or perform under artificial light. As a result, SolarWindow™ modules outperform today’s rooftop solar by as much as 50-fold more energy generated when modeled for installation on a 50-story building.

Transparent SolarWindow™ Generates Electricity

A single installation of the company’s SolarWindow™ technology is calculated to avoid 2.2 million miles of vehicle pollution, at least 12-times more than today’s solar systems on building rooftops; and could reduce carbon emissions equivalent to 770 acres of forest, compared to today’s rooftop (PV) systems equivalent to only 20 to 70 acres of forest, according to engineers.

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Today’s milestone announcement comes on the heels of the company’s August 20, 2015 webcast that revealed for the first time its revenue, industry partnership, and build-out strategy for bringing SolarWindow™ products to market. The event featured SolarWindow and industry experts discussing the company’s technology objectives, commercialization path, recent technological advances, logistical challenges, and breakthroughs. Click here to view the complete webcast.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is a developer of next generation, transparent electricity-generating SolarWindow™ coatings.

SolarWindow™ coatings generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas. SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing; and is the subject of a patent pending technology.

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Ms. Briana L. Erickson toll free at 1-800-213-0689 or visit: www.solarwindow.com.

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Media Contact:

TrendLogic

Dwain Schenck

800-992-6299

dwain@trendlogicpr.com

For answers to frequently asked questions, please visit our FAQs page:

http://solarwindow.com/investors/faqs/

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Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindowTM technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

• Facebook
• Twitter

* This list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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